AMERICAN ENTERPRISE MVA ACCOUNT

                                  EXHIBIT INDEX

Exhibit Index

5. Opinion of Counsel and consent to its use as to the securities being registered for the Wells Fargo Advantage(SM) Variable Annuity, the Wells Fargo Advantage(SM) Builder Variable Annuity, the American Express (R) Signature One Variable Annuity, American Express Signature Variable Annuity(R) and American Express New Solutions (SM) Variable Annuity.

23.    Consent  of  Independent  Auditors.